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EXHIBIT 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION ANNOUNCES
PRIVATE OFFERING OF UNSECURED CONVERTIBLE SENIOR NOTES

        Chicago, IL—December 13, 2012—Ares Commercial Real Estate Corporation (NYSE: ACRE) announced that it plans to make a private offering of $50 million aggregate principal amount of its Convertible Senior Notes due 2015. Ares Commercial Real Estate Corporation also plans to grant the initial purchasers an option to purchase up to an additional $7.5 million principal amount of the Convertible Senior Notes to cover overallotments, if any. Other than as noted herein, the Convertible Senior Notes will be offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the "Securities Act")) pursuant to Rule 144A under the Securities Act. In addition, certain directors, officers and other affiliates of Ares Commercial Real Estate Corporation are expected to purchase at least $5 million aggregate principal amount of the Convertible Senior Notes, subject to applicable rules of The New York Stock Exchange. Any such notes purchased by our directors, officers or other affiliates will be treated as "restricted securities" as defined under Rule 144 under the Securities Act.

        The Convertible Senior Notes are unsecured, expected to pay interest semiannually and will be convertible under specified circumstances based on a conversion rate to be determined. Upon conversion, Ares Commercial Real Estate Corporation will pay or deliver, subject to the terms of the documents governing the Convertible Senior Notes, cash, shares of Ares Commercial Real Estate Corporation's common stock or a combination of cash and shares of common stock, at Ares Commercial Real Estate Corporation's election. Ares Commercial Real Estate Corporation will not have the right to redeem the Convertible Senior Notes prior to maturity, except to the extent necessary to preserve its qualification as a real estate investment trust. The Convertible Senior Notes will mature on December 15, 2015, unless repurchased or converted in accordance with their terms prior to such date. The interest rate, conversion rate and other financial terms of the Convertible Senior Notes will be determined by negotiations between Ares Commercial Real Estate Corporation and the initial purchasers.

        We intend to use the net proceeds from this offering to repay certain outstanding indebtedness under our secured funding facilities (which will increase the availability of funds under such facilities that we can use to invest in additional target assets) and for other general corporate purposes, which include investing in our target assets in accordance with our investment objectives.

        Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

        This press release is not an offer to sell any securities of the Company and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted. It is issued pursuant to Rule 135c under the Securities Act.

FORWARD-LOOKING STATEMENTS

        Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

CONTACT

Carl Drake
Ares Commercial Real Estate Corporation
404-814-5204

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  EXHIBIT 99.1
ARES COMMERCIAL REAL ESTATE CORPORATION ANNOUNCES PRIVATE OFFERING OF UNSECURED CONVERTIBLE SENIOR NOTES